John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

Sterling Bancorp Reports NET INCOME AVAILABLE TO COMMON
SHAREHOLDERS OF $15.5 MILLION FOR 2011,

up from $4.4 million in 2010

2011 EARNINGS PER DILUTED SHARE INCREASE TO $0.51,

compared to $0.18 IN 2010

LOANS GROW 12%; DEPOSITS RISE 14%

Highlights*:

•       Sharp growth in profitability – Net income available to common shareholders for 2011 was 350% of the 2010 amount.

•       Higher net interest income – Sterling’s results benefitted from an increase in net interest income to $84.1 million in 2011 from $81.6 million in 2010.

•       Rising loan volume – Loans in portfolio rose 12% and approached $1.5 billion.

•       Improved yield on loans – The yield on loans was up by 5 basis points sequentially, to 5.42% for the 2011 fourth quarter, as compared to the 2011 third quarter.

•       Increasing deposits – Total deposits approached $2.0 billion, rising 14%. Noninterest-bearing demand deposits increased 34%, to $765.8 million.

•       Noninterest income – Total noninterest income was $44.1 million, or 31% of total revenue.

•       Expense control – Noninterest expenses increased 3%, comparing 2011 to 2010.

•       Tax benefit – The Company recognized a tax benefit in the 2011 periods due to the completion of tax audits for prior years.

•       Strong capital – The tangible common equity ratio was 8.01%, up from 6.81%, reflecting the benefit of a public equity offering in March 2011 as well as retention of earnings.

•       TARP repayment – In 2011, Sterling redeemed all of the preferred stock and warrants issued to the U.S. Treasury under the TARP Capital Purchase Program.

•       Growing assets – Total assets approached $2.5 billion, an increase of 6%.

•       Solid credit metrics – The allowance for loan losses as a percentage of nonaccrual loans increased to 315% from 275% a year ago. The provision for loan losses decreased to $12.0 million from $28.5 million. The ratio of nonperforming assets to total assets was 0.33%, compared to 0.29% a year ago.

* As of December 31, 2011 and 2010 or full-year periods, as applicable, unless otherwise noted.

New York, N.Y., January 31, 2012 — Sterling Bancorp (NYSE: STL), a financial holding company headquartered in New York City and the parent company of Sterling National Bank, today reported higher earnings for the full year and fourth quarter ended December 31, 2011, as well as strong growth in loans, deposits and total assets.

Net income available to common shareholders for the full year 2011 was $15.5 million, or 350% of the $4.4 million reported in 2010. Net income available to common shareholders per diluted share increased to $0.51 for 2011, from $0.18 a year ago.

For the 2011 fourth quarter, net income available to common shareholders was $5.3 million, increasing from $3.5 million in the 2010 fourth quarter. Net income available to common shareholders per diluted share increased to $0.17 for the 2011 fourth quarter, from $0.13 in the 2010 fourth quarter.

Results for the full year and fourth quarter 2011 benefitted from continued growth in the Company’s loan volume, which led to higher net interest income and increased accounts receivable management and other related fees. The 2011 results also reflected certain items specific to the fourth quarter, including: a net tax benefit, primarily due to the completion of Federal tax audits for the periods 2002 through 2009, of approximately $1.9 million; an expense related to the settlement of certain litigation of approximately $900 thousand; and a write-down of certain assets to realizable value, amounting to about $600 thousand. In a loss mitigation effort related to the residential mortgage repurchase issues prevalent across the banking industry, the Company also recognized a charge for incurred and probable repurchase obligations of nearly $700 thousand.

Management Perspective

“Sterling delivered strong results in 2011, with net income available to common shareholders at 350% of the 2010 level, double-digit growth in loans and deposits, and solid asset quality. This performance in a year of challenge and uncertainty for the overall economy and financial industry demonstrates the fundamental earnings power of our business model. We saw robust demand for our products and services, reflecting our unwavering commitment to the needs of small-to-midsized businesses and all of our customers, and our focus on a resilient marketplace in the New York metropolitan area and beyond,” said Louis J. Cappelli, Sterling’s Chairman and Chief Executive Officer.

“Sterling has continued to thrive because of our longstanding commitment to serve the needs of the small-to-midsized businesses that are vital engines of economic activity and job creation. In the recent past, we have enhanced our offerings to these customers by expanding our range of financial solutions, including such capabilities as mortgage warehouse financing and trade financing. Our capacity to serve our market and grow our business for the future is also supported by our strong capital base and high asset quality. We look forward to building on this solid platform to drive profitable performance and grow shareholder value in the future,” Mr. Cappelli concluded.

Fourth Quarter 2011 Financial Results

Net income available to common shareholders for the fourth quarter of 2011 was $5.3 million, or $0.17 per diluted share, compared to $3.5 million, or $0.13 per diluted share for the same quarter of 2010. Per share results in the 2011 fourth quarter reflected the impact of an additional 3.9 million average common shares outstanding, due to Sterling’s March 2011 common share offering. The proceeds of the offering provided additional capital to respond to growth opportunities. The Company’s per share earnings growth was partially offset by the effect of the higher share count.

Net interest income was $21.9 million for the 2011 fourth quarter, up from $20.3 million for the 2010 fourth quarter. This primarily reflected the benefit of higher average loan balances and reduced funding costs, partially offset by the impact of lower yields on interest-earning assets and higher interest-bearing deposit balances. Net interest margin was 3.77% for the 2011 fourth quarter, compared to 3.98% for the 2010 fourth quarter, due in part to Sterling’s strategy of maintaining liquidity for future loan demand by investing in short-term instruments and interest-bearing deposits with the Federal Reserve Bank.

Total noninterest income was $10.3 million for the 2011 fourth quarter, compared to $12.1 million in the same period of 2010. This primarily reflected higher accounts receivable management and other related fees, which were more than offset by decreased residential mortgage banking income due to the mortgage repurchase charge noted earlier and industry-wide conditions with respect to lower mortgage volume and the slower pace of investor funding. The 2011 period’s results also reflect a reduction in service charges and securities gains.

Noninterest expenses were $24.7 million for the 2011 fourth quarter, an increase of approximately $300 thousand from the year-ago period. This increase principally reflected higher compensation expenses related to the growth in Sterling’s business, and the expenses for certain legal matters and the asset write-down noted earlier, partially offset by lower deposit insurance premiums due to a change during the 2011 third quarter in the method of calculating such premiums.

Sterling recognized a tax benefit of $864 thousand in the 2011 fourth quarter, compared to a provision for income taxes of $928 thousand in the 2010 fourth quarter. The 2011 period was positively impacted primarily by the net benefit from the completion of Federal tax audits noted earlier.

Full Year 2011 Financial Results

Net income available to common shareholders for the full year 2011 was $15.5 million, or $0.51 per diluted share, compared to $4.4 million, or $0.18 per diluted share, for 2010. Results for the 2011 period included a charge for accelerated accretion of $1.2 million due to the redemption of all issued and outstanding Series A preferred shares and repurchase of the related warrant to purchase common shares in each case issued under the TARP Capital Purchase Program. Per share results in 2011 reflected the impact of an additional 5.5 million average common shares outstanding, largely due to Sterling’s March 2011 common share offering.

Net interest income was $84.1 million for 2011, compared to $81.6 million for 2010. The comparison largely reflected the benefit of higher average loan and investment securities balances and reduced funding costs, partially offset by the impact of lower yields on interest-earning assets and higher interest-bearing deposit balances. Net interest margin was 3.92% for 2011, compared to 4.25% for 2010, due in part to the strategy of maintaining liquidity, as noted earlier.

The provision for loan losses decreased to $12.0 million for 2011, compared to $28.5 million a year earlier. The higher provision for loan losses in the year-ago period reflected the Company’s decision in the 2010 third quarter to accelerate the resolution of certain nonaccrual loans, principally leasing receivables.

Total noninterest income was $44.1 million for 2011, compared to $47.6 million in 2010. This primarily reflected higher accounts receivable management and other related fees, more than offset by lower residential mortgage banking income, service charges and securities gains.

Noninterest expenses were $94.3 million for 2011, compared to $91.6 million in 2010. This increase principally reflected higher compensation expenses and occupancy costs related to the growth in Sterling’s business and expenses for certain legal matters as noted earlier, partially offset by lower deposit insurance premiums.

The provision for income taxes was $4.2 million in 2011, including the net effect of the tax benefit recognized in the fourth quarter. In 2010, the provision for income taxes was $2.2 million.

Loans, Deposits and Total Assets

Total loans held in portfolio approached $1.5 billion at December 31, 2011, rising 12% from a year earlier. The Company continues to have a robust loan pipeline. The ratio of portfolio loans to deposits was approximately 74.1% at December 31, 2011.

Total deposits were nearly $2.0 billion at December 31, 2011, up 14% from $1.7 billion a year earlier. Noninterest-bearing demand deposits totaled $765.8 million at December 31, 2011, a 34% increase from a year ago, and represented 39% of total deposits, among the highest ratios of demand to total deposits in the industry.

Total assets approached $2.5 billion at December 31, 2011, an increase of 6% from a year ago.

Asset Quality

Sterling continued to exhibit strong credit quality throughout 2011. Net charge-offs declined to $10.2 million for 2011, from $29.6 million a year-ago. The allowance for loan losses as a percentage of nonaccrual loans was 315% at December 31, 2011, improved from 275% a year earlier. Nonperforming assets were $8.3 million or 0.33% of total assets at December 31, 2011, compared to $6.8 million or 0.29% a year ago.

Capital

Sterling’s capital base has continued to exceed all regulatory requirements for well-capitalized institutions. At December 31, 2011, Sterling’s Tier 1 risk-based capital ratio was 12.61% (compared to a requirement of 6.00%), total risk-based capital was 13.71% (requirement of 10.00%), and the Tier 1 leverage ratio was 9.02% (requirement of 5.00%). Also during 2011, the Company redeemed all of the preferred stock and warrants issued to the U.S. Treasury under the TARP Capital Purchase Program.

The tangible common equity ratio rose to 8.01% at December 31, 2011 from 6.81% a year ago.

Conference Call

Sterling Bancorp will host a teleconference call for the financial community on January 31, 2012, at 10:00 a.m. Eastern Time to discuss the full year and fourth quarter 2011 financial results. To access the conference call live, interested parties may dial 800-398-9367 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Time on January 31, 2012, until 11:59 p.m. Eastern Time on February 14, 2012. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 233854.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York City-based financial corporation with assets exceeding $2.4 billion. Since 1929, Sterling National Bank, the company’s principal banking subsidiary, has successfully served the needs of businesses, professionals and individuals in the New York metropolitan area and beyond. Sterling is well-known for its high-touch, hands-on approach to customer service and a special focus on serving the business community.

Sterling offers clients a full range of depository and cash management services plus a broad portfolio of financing solutions – including working capital lines, accounts receivable and inventory financing, factoring, trade financing, payroll funding and processing, equipment financing, commercial and residential mortgages and mortgage warehouse lines of credit.

Certain statements in this press release, including but not limited to, statements as to future events, future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations, financial position or dividends, and plans and objectives for future operations, future capital, future liquidity and future growth, statements concerning the economic environment, asset quality and future levels of nonaccrual loans, charge-offs and provisions for loan losses, and continued robust demand for the Company’s products and services, continued strong capital base and high asset quality of the Company, and the Company’s ability to continue enhancing its offerings to small-to-midsized businesses, and other statements contained herein regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements, and the Company makes no commitment to update or revise forward-looking statements to reflect new information or subsequent events or changes in expectations. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements and Factors that Could Affect Future Results” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

# # #

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
BALANCE SHEET HIGHLIGHTS
Period End Balances
Investment securities	$677,871	$789,315	$677,871	$789,315
Loans held for sale	43,372	32,049	43,372	32,049
Loans held in portfolio,
net of unearned discounts	1,473,309	1,314,234	1,473,309	1,314,234
Interest bearing deposits with other banks	126,448	40,503	126,448	40,503
Total earning assets	2,329,486	2,185,466	2,329,486	2,185,466
Allowance for loan losses	20,029	18,238	20,029	18,238
Total assets	2,493,297	2,360,457	2,493,297	2,360,457

Demand deposits	765,800	570,290	765,800	570,290
Savings, NOW and money market deposits	565,423	562,207	565,423	562,207
Time deposits	657,848	615,267	657,848	615,267
Customer repurchase agreements	47,313	23,016	47,313	23,016
Other short-term borrowings	18,485	37,878	18,485	37,878
Advances FHLB/Long-term borrowings	148,507	169,947	148,507	169,947
Shareholders' equity	220,821	222,742	220,821	222,742

Average Balances
Investment securities	$729,589	$755,570	$830,968	$768,184
Loans held for sale	34,107	45,255	27,954	35,354
Loans held in portfolio,
net of unearned discounts	1,447,410	1,307,456	1,351,407	1,227,049
Interest bearing deposits with other banks	213,713	45,956	93,561	31,960
Total earning assets	2,433,311	2,163,607	2,312,660	2,071,164
Total assets	2,637,788	2,351,834	2,508,184	2,244,569

Demand deposits	711,011	542,946	596,608	489,184
Savings, NOW and money market deposits	611,691	560,816	596,007	564,061
Time deposits	788,800	608,530	729,053	559,203
Customer repurchase agreements	45,328	43,603	42,911	47,674
Other short-term borrowings	21,827	34,051	34,232	64,533
Advances FHLB/Long-term borrowings	148,630	170,065	155,332	158,351
Shareholders' equity	218,728	224,724	224,820	213,153

ASSET QUALITY HIGHLIGHTS
Period End
Net charge-offs	$2,519	$2,915	$10,184	$29,597
Nonaccrual loans	6,358	6,644	6,358	6,644
Other real estate owned	1,929	182	1,929	182
Nonperforming assets	8,287	6,826	8,287	6,826
Nonaccrual loans/loans (1)	0.42%	0.49%	0.42%	0.49%
Nonperforming assets/assets	0.33%	0.29%	0.33%	0.29%
Allowance for loan losses/loans (2)	1.36%	1.39%	1.36%	1.39%
Allowance for loan losses/nonaccrual loans	315.02%	274.50%	315.02%	274.50%

CAPITAL RATIOS
Period End
Tier 1 risk-based	12.61%	13.61%	12.61%	13.61%
Total risk-based	13.71%	14.68%	13.71%	14.68%
Leverage	9.02%	10.15%	9.02%	10.15%
Tangible common equity	8.01%	6.81%	8.01%	6.81%

Book value per common share	$7.14	$6.79	$7.14	$6.79

(1) The term "loans" includes loans held for sale and loans held in portfolio
(2) The term "loans" includes loans held in portfolio only

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(dollars in thousands, except number of shares)

	December 31,
	2011	2010
ASSETS
Cash and due from banks	$31,046	$26,824
Interest-bearing deposits with other banks	126,448	40,503

Investment securities
Available for sale (at estimated fair value)	270,014	390,080
Held to maturity (at amortized cost)	407,857	399,235
Total investment securities	677,871	789,315

Loans held for sale	43,372	32,049
Loans held in portfolio, net of unearned discounts	1,473,309	1,314,234
Less allowance for loan losses	20,029	18,238
Loans held in portfolio, net	1,453,280	1,295,996
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	8,486	9,365
Customers' liability under acceptances	4	0
Goodwill	22,901	22,901
Premises and equipment, net	23,625	15,909
Other real estate	1,929	182
Accrued interest receivable	6,838	8,280
Cash surrender value of life insurance policies	53,446	51,512
Other assets	44,051	67,621
	$2,493,297	$2,360,457

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand	$765,800	$570,290
Savings, NOW and money market	565,423	562,207
Time	657,848	615,267
Total deposits	1,989,071	1,747,764

Securities sold under agreements to repurchase - customers	47,313	23,016
Securities sold under agreements to repurchase - dealers	5,000	5,000
Short-term borrowings - other	13,485	32,878
Advances - FHLB	122,733	144,173
Long-term borrowings - subordinated debentures	25,774	25,774
Acceptances outstanding	4	0
Accrued interest payable	1,064	1,314
Due to factored clients	0	91,543
Accrued expenses and other liabilities	68,032	66,253
Total liabilities	2,272,476	2,137,715

Shareholders' equity	220,821	222,742
	$2,493,297	$2,360,457
MEMORANDA
Available for sale securities - amortized cost	$271,728	$390,175
Held to maturity securities - estimated fair value	425,775	400,453
Shares outstanding
Common issued	35,225,110	31,138,545
Common in treasury	4,300,278	4,297,782

NOTE: Certain reclassifications have been made to prior period's financial data to conform to current financial statement presentations

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
INTEREST INCOME
Loans	$19,465	$18,197	$73,241	$70,104
Investment securities - available for sale	2,158	2,436	9,862	11,751
Investment securities - held to maturity	3,133	3,193	13,363	14,815
FRB and FHLB stock	130	149	371	445
Deposits with other banks	135	22	227	75
Total interest income	25,021	23,997	97,064	97,190

INTEREST EXPENSE
Savings, NOW and money market deposits	703	752	2,855	3,288
Time deposits	1,371	1,443	5,583	6,300
Securities sold u/a/r - customers	41	54	186	229
Securities sold u/a/r - dealers	17	16	66	44
Short-term borrowings - other	9	18	59	146
Advances - FHLB	497	891	2,144	3,482
Long-term subordinated debentures	524	524	2,094	2,094
Total interest expense	3,162	3,698	12,987	15,583

Net interest income	21,859	20,299	84,077	81,607
Provision for loan losses	3,000	3,000	12,000	28,500

Net interest income after provision for loan losses	18,859	17,299	72,077	53,107

NONINTEREST INCOME
Accounts receivable management/
factoring commissions and other fees	6,340	6,045	24,381	23,572
Service charges on deposit accounts	1,406	1,623	5,654	6,250
Trade finance income	487	614	2,222	2,264
Other customer related service charges and fees	235	204	943	869
Mortgage banking income	1,047	2,533	6,315	8,164
Income from life insurance policies	280	288	1,140	1,138
Securities gains	197	509	1,726	3,928
Loss on sale of OREO	0	(81)	0	(64)
Other income	299	377	1,679	1,512
Total noninterest income	10,291	12,112	44,060	47,633

NONINTEREST EXPENSES
Salaries	11,040	10,777	43,748	41,586
Employee benefits	3,448	2,683	13,898	12,220
Total personnel expense	14,488	13,460	57,646	53,806
Occupancy and equipment expenses, net	3,391	3,329	13,248	12,296
Advertising and marketing	713	881	2,792	3,381
Professional fees	1,771	1,551	5,219	5,464
Communications	442	389	1,756	1,691
Deposit insurance	543	1,252	2,747	3,809
Other expenses	3,328	3,466	10,937	11,109
Total noninterest expenses	24,676	24,328	94,345	91,556

Income before income taxes	4,474	5,083	21,792	9,184
(Benefit) Provision for income taxes	(864)	928	4,196	2,158
Net income	5,338	4,155	17,596	7,026
Dividends on preferred shares and accretion	0	655	833	2,589
Net income available to common shareholders
before accelerated accretion from redemption
of preferred shares	5,338	3,500	16,763	4,437
Accelerated accretion from redemption
of preferred shares	0	0	1,241	0
Net income available to common
shareholders	$5,338	$3,500	$15,522	$4,437

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

	(continued)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Average number of common shares outstanding
Basic	30,789,539	26,840,763	30,038,047	24,492,279
Diluted	30,789,539	26,840,763	30,038,047	24,495,044

Net income available to common
shareholders, before accelerated accretion from
redemption of preferred shares, per average
common share
Basic	$0.17	$0.13	$0.56	$0.18
Diluted	0.17	0.13	0.56	0.18

Net income available to common
shareholders per average common share
Basic	0.17	0.13	0.51	0.18
Diluted	0.17	0.13	0.51	0.18

Dividends per common share	0.09	0.09	0.36	0.36

STERLING BANCORP
Consolidated Statements of Comprehensive Income
(Unaudited)
(dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Net income	$5,338	$4,155	$17,596	$7,026

Other comprehensive income, net of tax:
Unrealized holding gains (losses) on securities
arising during the period	1,078	(980)	(180)	2,101
Reclassification adjustment for securities
gains included in net income	(123)	(279)	(958)	(2,145)
Pension liability adjustment - net actuarial losses	(2,006)	(1,940)	(2,006)	(1,940)
Amortization of:
Prior service cost	9	9	35	36
Net actuarial losses	514	269	1,780	1,460

Comprehensive income	$4,810	$1,234	$16,267	$6,538

STERLING BANCORP
Consolidated Statements of Changes in Shareholders' Equity
(Unaudited)
(dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Balance, at beginning of period	$218,685	$224,378	$222,742	$161,950
Net income for period	5,338	4,155	17,596	7,026
Common shares issued	0	0	36,454	64,881
Common shares issued under stock incentive
plan and related tax benefits	0	0	0	1,477
Stock option and restricted stock
compensation expense	107	70	394	257
Preferred shares redeemed in connection with the
TARP Capital Purchase Program	0	0	(42,000)	0
Repurchase of warrant	0	0	(945)	0
Cash dividends-Common shares	(2,781)	(2,415)	(11,122)	(8,873)
Cash dividends-Preferred shares	0	(525)	(945)	(2,100)
Surrender of shares issued under
incentive compensation plan	0	0	(24)	(1,388)
Unrealized holding gains (losses) on
securities arising during the period	1,078	(980)	(180)	2,101
Reclassification adjustment for securities
gains included in net income	(123)	(279)	(958)	(2,145)
Pension liability adjustment - net actuarial losses	(2,006)	(1,940)	(2,006)	(1,940)
Amortization of:
Prior service cost	9	9	35	36
Net actuarial losses	514	269	1,780	1,460
Balance, at end of period	$220,821	$222,742	$220,821	$222,742

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Three Months Ended
	December 31, 2011			December 31, 2010
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
Assets
Interest-bearing deposits with other banks	$213,713	$135	0.25%	$45,956	$22	0.19%

Investment Securities
Available for sale - taxable	283,299	1,950	2.75	362,864	2,193	2.42
Held to maturity - taxable	288,493	1,743	2.42	249,919	2,006	3.21
Tax-exempt [2]	157,797	2,461	6.24	142,787	2,202	6.17
Total investment securities	729,589	6,154	3.37	755,570	6,401	3.39
FRB and FHLB stock [2]	8,492	130	6.17	9,370	149	6.36
Loans, net of unearned discount [3]	1,481,517	19,465	5.42	1,352,711	18,197	5.64
Total Interest-Earning Assets [2]	2,433,311	25,884	4.31%	2,163,607	24,769	4.69%

Cash and due from banks	44,890			40,970
Allowance for loan losses	(20,849)			(19,693)
Goodwill	22,901			22,901
Other	157,535			144,049
Total Assets	$2,637,788			$2,351,834

Liabilities and Shareholders' Equity
Interest-bearing deposits
Domestic
Savings	$18,545	1	0.03%	$19,541	3	0.05%
NOW	203,280	83	0.16	200,846	74	0.15
Money market	389,866	619	0.63	340,429	675	0.79
Time	788,800	1,371	0.69	608,530	1,443	0.94
Total Interest-Bearing Deposits	1,400,491	2,074	0.59	1,169,346	2,195	0.74
Borrowings
Securities sold u/a/r - customers	45,328	41	0.36	43,603	54	0.49
Securities sold u/a/r - dealers	5,000	17	1.30	5,000	16	1.30
Federal funds purchased	0	0	0.00	12,038	7	0.22
Commercial paper	13,541	9	0.29	15,056	11	0.30
Short-term borrowings - other	3,286	0	0.00	1,957	0	0.00
Advances - FHLB	122,856	497	1.61	144,291	891	2.45
Long-term borrowings - sub debt	25,774	524	8.38	25,774	524	8.38
Total Borrowings	215,785	1,088	2.02	247,719	1,503	2.42

Total Interest-Bearing Liabilities	1,616,276	3,162	0.78%	1,417,065	3,698	1.04%

Noninterest-bearing demand deposits	711,011			542,946
Total including noninterest-bearing
demand deposits	2,327,287	3,162	0.56%	1,960,011	3,698	0.75%
Other liabilities	91,773			167,099
Total Liabilities	2,419,060			2,127,110

Shareholders' equity	218,728			224,724
Total Liabilities and Shareholders' Equity	$2,637,788			$2,351,834

Net interest income/spread [2]		22,722	3.53%		21,071	3.65%
Net yield on interest-earning assets [2]			3.77%			3.98%
Less: Tax-equivalent adjustment		863			772
Net interest income		$21,859			$20,299

[1] The average balances of assets, liabilities and shareholders' equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation
[2] Interest and/or average rates are presented on a tax-equivalent basis
[3] Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Twelve Months Ended
	December 31, 2011			December 31, 2010
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
Assets
Interest-bearing deposits with other banks	$93,561	$227	0.24%	$31,960	$75	0.23%

Investment Securities
Available for sale - taxable	351,348	8,788	2.50	394,635	10,863	2.75
Held to maturity - taxable	322,312	8,078	2.51	252,915	10,879	4.30
Tax-exempt [2]	157,308	9,784	6.22	120,634	7,422	6.15
Total investment securities	830,968	26,650	3.21	768,184	29,164	3.80
FRB and FHLB stock [2]	8,770	374	4.27	8,617	448	5.20
Loans, net of unearned discount [3]	1,379,361	73,241	5.65	1,262,403	70,104	5.98
Total Interest-Earning Assets [2]	2,312,660	100,492	4.51%	2,071,164	99,791	5.04%

Cash and due from banks	39,734			36,810
Allowance for loan losses	(19,951)			(21,668)
Goodwill	22,901			22,901
Other	152,840			135,362
Total Assets	$2,508,184			$2,244,569

Liabilities and Shareholders' Equity
Interest-bearing deposits
Domestic
Savings	$18,474	8	0.04%	$18,631	11	0.06%
NOW	210,443	372	0.18	209,197	472	0.23
Money market	367,090	2,475	0.67	336,233	2,805	0.83
Time	729,053	5,583	0.77	558,886	6,297	1.13
Foreign
Time	0	0	0.00	317	3	1.09
Total Interest-Bearing Deposits	1,325,060	8,438	0.64	1,123,264	9,588	0.85
Borrowings
Securities sold u/a/r - customers	42,911	186	0.43	47,674	229	0.48
Securities sold u/a/r - dealers	5,186	66	1.27	5,618	44	0.79
Federal funds purchased	10,926	14	0.13	33,192	74	0.22
Commercial paper	14,454	43	0.30	14,718	45	0.30
Short-term borrowings - other	3,666	2	0.07	11,005	27	0.25
Advances - FHLB	129,558	2,144	1.66	132,577	3,482	2.63
Long-term borrowings - sub debt	25,774	2,094	8.38	25,774	2,094	8.38
Total Borrowings	232,475	4,549	1.96	270,558	5,995	2.22
Total Interest-Bearing Liabilities	1,557,535	12,987	0.83%	1,393,822	15,583	1.12%
Noninterest-bearing demand deposits	596,608			489,184
Total including noninterest-bearing
demand deposits	2,154,143	12,987	0.61%	1,883,006	15,583	0.83%
Other liabilities	129,221			148,410
Total Liabilities	2,283,364			2,031,416
Shareholders' equity	224,820			213,153
Total Liabilities and Shareholders' Equity	$2,508,184			$2,244,569

Net interest income/spread [2]		87,505	3.68%		84,208	3.92%
Net yield on interest-earning assets [2]			3.92%			4.25%
Less: Tax-equivalent adjustment		3,428			2,601
Net interest income		$84,077			$81,607

[1] The average balances of assets, liabilities and shareholders' equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation
[2] Interest and/or average rates are presented on a tax-equivalent basis
[3] Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(dollars in thousands)

	Increase/(Decrease)
	Three Months Ended
	December 31, 2011

	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$104	$9	$113

Investment Securities
Available for sale - taxable	(522)	279	(243)
Held to maturity - taxable	282	(545)	(263)
Tax-exempt	234	25	259
Total investment securities	(6)	(241)	(247)

FRB and FHLB stock	(15)	(4)	(19)

Loans, net of unearned discounts [3]	1,964	(696)	1,268
TOTAL INTEREST INCOME	$2,047	$(932)	$1,115

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$0	$(2)	$(2)
NOW	2	7	9
Money market	91	(147)	(56)
Time	366	(438)	(72)
Total interest-bearing deposits	459	(580)	(121)

Borrowings
Securities sold under agreements to repurchase - customers	2	(15)	(13)
Securities sold under agreements to repurchase - dealers	1	0	1
Federal funds purchased	(7)	0	(7)
Commercial paper	(2)	0	(2)
Short-term borrowings - other	0	0	0
Advances - FHLB	(119)	(275)	(394)
Long-term borrowings - subordinated debentures	0	0	0
Total borrowings	(125)	(290)	(415)

TOTAL INTEREST EXPENSE	$334	$(870)	$(536)

NET INTEREST INCOME	$1,713	$(62)	$1,651

[1] This table is presented on a tax-equivalent basis
[2] Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest expense for
Federal funds purchased has been allocated entirely to the volume variance
[3] Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(dollars in thousands)

	Increase/(Decrease)
	Twelve Months Ended
	December 31, 2011

	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$149	$3	$152

Investment Securities
Available for sale - taxable	(1,134)	(941)	(2,075)
Held to maturity - taxable	2,484	(5,285)	(2,801)
Tax-exempt	2,277	85	2,362
Total investment securities	3,627	(6,141)	(2,514)

FRB and FHLB stock	8	(82)	(74)

Loans, net of unearned discounts [3]	7,188	(4,051)	3,137
TOTAL INTEREST INCOME	$10,972	$(10,271)	$701

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$0	$(3)	$(3)
NOW	3	(103)	(100)
Money market	241	(571)	(330)
Time	1,618	(2,332)	(714)
Foreign
Time	(3)	0	(3)
Total interest-bearing deposits	1,859	(3,009)	(1,150)

Borrowings
Securities sold under agreements to repurchase - customers	(21)	(22)	(43)
Securities sold under agreements to repurchase - dealers	(3)	25	22
Federal funds purchased	(37)	(23)	(60)
Commercial paper	(2)	0	(2)
Short-term borrowings - other	(12)	(13)	(25)
Advances - FHLB	(77)	(1,261)	(1,338)
Long-term borrowings - subordinated debentures	0	0	0
Total borrowings	(152)	(1,294)	(1,446)

TOTAL INTEREST EXPENSE	$1,707	$(4,303)	$(2,596)

NET INTEREST INCOME	$9,265	$(5,968)	$3,297

[1] This table is presented on a tax-equivalent basis
[2] Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest expense for foreign time deposits has been allocated entirely to the volume variance
[3] Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned

STERLING BANCORP
Reconciliation of Tangible Common Equity and Tangible Assets
(Unaudited)
(dollars in thousands)

This press release contains certain supplemental financial information, described in the following tables, which has been determined by methods other than U. S. generally accepted accounting principles ("GAAP"). Management believes that these non-GAAP financial measures provide useful supplemental information to both management and investors in evaluating Sterling's capital position. Tangible common equity represents shareholders' equity less preferred equity, goodwill and other intangibles. Tangible assets are equal to total assets less goodwill and other intangibles. Tangible common equity ratio is calculated by dividing tangible common equity by tangible assets. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Sterling strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Non-GAAP financial measures are not standardized, and, therefore, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures that may have the same or similar names.

	December 31,
	2011	2010
Tangible common equity

Total shareholders' equity	$220,821	$222,742
Less:
Preferred equity	0	40,602
Goodwill and other intangible assets	22,975	23,039
Total tangible common equity	$197,846	$159,101

Tangible assets

Total assets	$2,493,297	$2,360,457
Less: Goodwill and other intangible assets	22,975	23,039
Total tangible assets	$2,470,322	$2,337,418

Tangible common equity ratio	8.01%	6.81%

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